                                                                     EXHIBIT 21


                               SUBSIDIARIES OF THE
                                   REGISTRANT


Subsidiary                                               State of Incorporation
----------                                               ----------------------
Spirit Homes, Inc.                                             Arkansas

Delta Homes, Inc.                                              Mississippi

Belmont Homes Transportation, Inc.                             Mississippi

Bellcrest Homes, Inc.                                          Georgia

Quality Housing Supply, L.L.C.*                                Tennessee

Ridge Pointe Manufacturing, L.L.C.*                            Alabama

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*  Not wholly owned.